Exhibit 99.4

1	¢

CYNOSURE, INC.

CLASS A COMMON STOCK PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 24, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing on the reverse side, you acknowledge that you have received notice of the Annual Meeting of Stockholders and the board of directors’ proxy statement for the Annual Meeting, you revoke all prior proxies, and you appoint Michael R. Davin and Timothy W. Baker, and each of them, your attorneys (also known as “proxy holders”), with full power of substitution, to (1) attend on your behalf the Annual Meeting of Stockholders of CYNOSURE, INC. to be held on Monday, June 24, 2013 at 11:00 a.m. at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and any adjournments of the meeting, and (2) vote all shares of Cynosure stock that you are entitled to vote and otherwise act on your behalf upon the following matters proposed by Cynosure, with all the powers you would possess if you were personally present. None of the following proposals is conditioned upon the approval of any other proposal.

(Continued and to be signed on the reverse side.)

COMMENTS:

¢	14475	¢

ANNUAL MEETING OF STOCKHOLDERS OF

CYNOSURE, INC.

June 24, 2013

CLASS A COMMON STOCK

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=14460

$ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.$

¢	20233333000000000100 0	062413

CYNOSURE’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES,

AND A VOTE “FOR” PROPOSALS 1, 3, 4, 5 AND 6.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

							FOR	AGAINST	ABSTAIN
2.	To elect the following nominees for class II classified director to serve for the next three years:				1.	To approve the issuance of shares of Cynosure Class A common stock in the merger described in the Proxy Statement.	☐	☐	☐
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	NOMINEES:
		¡ ¡	Marina Hatsopoulos William O. Flannery		3.	To approve the amendment and restatement of Cynosure’s 2005 Stock Incentive Plan.	☐	☐	☐
					4.	To approve, on an advisory, non-binding basis, the compensation of the named executive officers.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)				5.	To ratify the selection of Ernst & Young LLP as Cynosure’s independent registered public accounting firm for the year ending December 31, 2013.	☐	☐	☐
					6.

To adjourn the annual meeting of stockholders, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposals if there are insufficient votes at the time of such adjournment to approve such proposals.

							☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and fill in the circle next to the nominee you wish to withhold, as shown here: ˜

In their discretion, the proxy holders are authorized to vote upon other business, if any, that may properly come before the Annual Meeting or any adjournments of the meeting. The proxy holders will vote your shares as you direct above. Your attendance at the Annual Meeting or at any adjournment of the meeting will not, by itself, revoke this proxy unless you revoke the proxy in writing.

IF THIS PROXY IS PROPERLY EXECUTED, THE PROXY HOLDERS WILL VOTE THE PROXY IN ACCORDANCE WITH YOUR INSTRUCTIONS ABOVE. UNLESS YOU INSTRUCT OTHERWISE, THE PROXY HOLDERS WILL VOTE “FOR” THE TWO DIRECTOR NOMINEES AND “FOR” PROPOSALS 1, 3, 4, 5 AND 6.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐		Mark box at right if you plan to attend the meeting			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢